                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of McKesson HBOC, Inc., on Form S-8 of our report dated July 12, 1999 (which report
(1) was modified to indicate that the consolidated financial statements of HBO & Company ("HBOC"), as of and for the two years ended March 31, 1998 were audited by other auditors whose report (which expresses an unqualified opinion and includes an explanatory paragraph related to certain shareholder litigation) has been furnished to us, and our opinion, insofar as it relates to the amounts included for HBOC as of and for the years ended March 31, 1998 and 1997 is based solely on the report of such auditors, and (2) contained an explanatory paragraph referring to certain shareholder litigation as discussed in Financial
Note 19 to the consolidated financial statements), appearing in the Annual Report on Form 10-K/A of McKesson HBOC, Inc.


DELOITTE & TOUCHE LLP

San Francisco, California
August 23, 1999